UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    September 28, 2018

WCF BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-37832	81-2510023
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

401 Fair Meadow Drive, Webster City, Iowa	50595
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:    (515) 832-3071

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

WCF Bancorp, Inc. (the "Company") announced that, effective September 28, 2018, Stephen L. Mourlam was appointed interim Chief Financial Officer of the Company and of WCF Financial Bank (the "Bank"), the Company's wholly owned subsidiary.

Until August 2018, Mr. Mourlam served as the President and Chief Executive Officer of the Company and the Bank, positions he held since January 2009. Mr. Mourlam is also a member of the board of directors of the Company and the Bank.

Mr. Mourlam is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 9.01     Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. None.
(b)	Pro forma financial information. None.
(c)	Shell company transactions: None.
(d)	Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WCF BANCORP, INC.
DATE: October 3, 2018	By:	/s/ Michael R. Segner
Michael R. Segner
Chief Executive Officer